PAYMENT OF THIS NOTE IS SUBORDINATED
           PURSUANT TO THE TERMS OF THE MULTI-PARTY
          SUBORDINATION AGREEMENT (AS DEFINED HEREIN)
           TO THE CLAIMS OF THE SENIOR CREDITORS (AS
      DEFINED IN THE MULTI-PARTY SUBORDINATION AGREEMENT)



                  SUBORDINATED REVOLVING NOTE


                                             June 21,
1996

          FOR VALUE RECEIVED, Fruehauf Trailer
Corporation
("Borrower") promises to pay to the order of K-H
Corporation (together with its successors and assigns, "Lender") the unpaid principal amount of Revolving Loans
(as defined below) made by Lender to Borrower from time to time hereunder together with interest on the outstanding balance thereof at the rate provided for herein on the dates and upon the terms set forth herein.

                           Recitals

          A.   Borrower and Congress Financial
Corporation
(Central) ("Congress") are parties to that certain
Accounts Financing Agreement [Security Agreement] (the
"Accounts Financing Agreement"), that certain Inventory and Equipment Security Agreement Supplement to Accounts
Financing Agreement [Security Agreement], that certain
Rider No. 1 to Accounts Financing Agreement [Security
Agreement], that certain Inventory and Equipment Security
Agreement Supplement to Accounts Financing Agreement
[Security Agreement] and that certain letter regarding
Inventory Loans, each dated as of August 20, 1993 and each as amended by that certain First Amendment to Accounts
Financing Agreement [Security Agreement] entered into as of April 4, 1994 by and between Borrower and Congress, that certain Second Amendment to Accounts Financing
Agreement [Security Agreement] and Waiver entered into as of April 12, 1994 by and between Borrower and Congress, that certain Third Amendment to Accounts Financing
Agreement [Security Agreement] entered into as of May 1,
1995 by and between Borrower and Congress, that certain
Fourth Amendment to Accounts Financing Agreement
[Security
Agreement] entered into as of April 19, 1996 by and between Borrower and Congress and that certain Fifth
Amendment to Accounts Financing Agreement [Security
Agreement] entered into as of June 21, 1996 by and between
Borrower and Congress (collectively, as amended, restated, supplemented or otherwise modified from time to time, the "Congress Loan Agreement"), and the other Loan
Documents, as defined in the Congress Loan Agreement (all such Loan Documents, together with the Congress Loan
Agreement, collectively, the "Congress Loan Documents").

            B.    Borrower and Congress are parties to
those certain Working Capital Term Notes in the aggregate amount of $6.5 million, one dated as of April 19, 1996 and the other dated as of June 21, 1996, and the other Term
Loan Financing Agreements, as defined in the Working
Capital Term Notes (the Working Capital Term Notes and all such Term Loan Financing Agreements, collectively, the
"Working Capital Term Note Documents"), all of which have been assigned to Lender.

            C.    Borrower is a party to that certain
Indenture (as amended to the date hereof and as it may be further amended, restated, supplemented or otherwise modified from time to time, the "Indenture") dated as of May 1, 1995 by and between Borrower and IBJ Schroder Bank
& Trust Company ("IBJS"), as trustee, the Security
Documents and the other Documents, as each such term is defined in the Indenture (all such Documents, together with the Indenture, as each is amended to the date hereof and as it may be further amended, restated, supplemented or otherwise modified from time to time, collectively, the
"Bondholder Documents").

            D.    Lender is a party to that certain
Multi-Party Subordination Agreement (as it may be amended, restated, supplemented or otherwise modified as permitted therein, the "Multi-Party Subordination Agreement") entered into as of even date herewith by and among Lender,
Congress and IBJS, as Trustee (as defined in the Indenture) and Collateral Agent (as defined in the Indenture).

            E.    Borrower has requested and Lender has
agreed to make revolving loans on a subordinated basis
(the "Revolving Loans") to Borrower from time to time to pay Trailing Liabilities (as defined herein) upon the terms and conditions set forth herein.

            THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.  DEFINITIONS

            All terms used herein which are defined in
Article 1 or Article 9 of the Uniform Commercial Code shall have the meanings given therein unless otherwise defined in this Note. All references to the plural herein shall also mean the singular and to the singular shall also mean the plural. All references to Borrower and Lender pursuant to the definitions set forth in the recitals hereto, or to any other person herein, shall include their respective successors and assigns. The words
"hereof", "herein", "hereunder", "this Note" and words of similar import when used in this Note shall refer to this Note as a whole and not any particular provision of this Note and as this Note now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced. Any accounting term used herein unless otherwise defined in this Note shall have the meaning customarily given to such term in accordance with GAAP. For purposes of this Note, the following terms shall have the respective meanings given to them below:

            1.1  "Account" shall have the meaning set
forth in Section 4 hereof.

            1.2  "Additional Collateral" shall mean all
property and assets of whatever kind or nature pledged pursuant to the Security Documents.

            1.3  "Collateral" shall have the meaning set
forth in Section 4 hereof.

            1.4  "Equipment" shall have the meaning set
forth in Section 4 hereof.

            1.5  "Event of Default" shall mean the
occurrence or existence of any event or condition described in Section 8.1 hereof.

            1.6  "GAAP" shall mean generally accepted
accounting principles in the United States of America as in effect from time to time as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial
Accounting Standards Boards which are applicable to the circumstances as of the date of determination.

            1.7  "Guarantees" shall mean each guarantee
executed and delivered by Borrower's subsidiaries as set forth on Annex A.

            1.8  "Inventory" shall have the meaning set
forth in Section 4 hereof.

            1.9  "Loan Obligations" shall mean the
Revolving Loans and all other obligations, liabilities and indebtedness of every kind, nature and description owing by Borrower to Lender and/or its affiliates pursuant to any or all of the Revolving Loan Documents, including principal, interest, charges, fees, costs and expenses, however evidenced, whether as principal, surety endorser, guarantor or otherwise, whether now existing or hereafter arising, whether arising before, during or after the initial or renewal term of this Note or after the commencement of any case with respect to Borrower under the United States Bankruptcy Code or any similar statute
(including, without limitation, the payment of interest and other amounts which would accrue and become due but for the commencement of such case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, and however acquired by Lender.

            1.10  "Maturity Date" shall mean December 1,
1999; provided that if the securities issued pursuant to the Indenture are outstanding on such date, such date shall be automatically extended to the date 15 business days after the securities issued pursuant to the Indenture are no longer outstanding.

            1.11  "Obligor" shall mean any guarantor,
endorser, acceptor, surety or other person liable on or with respect to the Loan Obligations or who is the owner of any property which is security for the Loan
Obligations, other than Borrower.

            1.12  "Person" or "person" shall mean any
individual, sole proprietorship, partnership, corporation
(including, without limitation, any corporation which elects subchapter S status under the Internal Revenue
Code
of 1986, as amended), business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity or any government or any agency or instrumentality or political subdivision thereof.

            1.13  "Prime Rate" shall mean the rate from
time to time publicly announced by CoreStates Bank, N.A., or its successors and assigns, at its office in Philadelphia, Pennsylvania, as its prime rate, whether or not such announced rate is the best rate available at such bank.

            1.14  "Records" shall have the meaning set
forth in Section 4 hereof.

            1.15  "Revolving Loan" shall have the meaning
set forth in Recital F hereof.

            1.16  "Revolving Loan Documents" shall mean,
collectively, this Note, all of the documents identified in Exhibit "A" hereto and any agreement, document, instrument or amendment to any of the foregoing documents at any time hereafter which are executed and/or delivered by Borrower or any Obligor in favor of Lender in its capacity as holder of this Note.

            1.17  "Security Documents" means each
mortgage, pledge agreement, and general security document utilized to pledge, as Collateral for the Loan
Obligations, any property or assets of whatever kind or nature.

            1.18  "Trailing Liabilities" shall mean
current and long term liabilities of Borrower and its subsidiaries for which Lender may be contingently liable.

SECTION 2.  CREDIT FACILITIES

            2.1 Loan. Subject to and upon the terms and conditions contained herein, Lender agrees at any time and from time to time on or after the date hereof and prior to the Maturity Date, to make a Revolving Loan or Revolving
Loans to Borrower, which loans shall be available as follows:

            (a)  Borrower shall cooperate with Lender on
an on- going basis in efforts to reduce Borrower's
Trailing Liabilities and to utilize opportunities to settle or reduce the Trailing Liabilities at a discount.

            (b)  Upon identifying opportunities to settle
      Trailing Liabilities at a discount or otherwise,
Lender, in its sole discretion, shall advance funds
hereunder for such identified Trailing Liabilities;
provided that Lender shall have so advanced at least
$1.75
million on or before September 1, 1996 and an additional
$l.75 million on or before November 1, 1996 to pay
Trailing Liabilities identified by Lender or, if none have been identified, to pay Trailing Liabilities selected by Borrower. Borrower will cooperate to discharge those identified liabilities funded by Lender.

            2.2  Repayment of Revolving Loan.  Borrower
shall have the right to prepay Revolving Loans in whole or in part from time to time, without premium or penalty.
Except as provided in Section 8.2 hereof, the then outstanding principal amount of the Revolving Loans shall be due and payable on the Maturity Date.

            2.3  Interest.  (a)  Pre-Default Rate.
Borrower shall pay to Lender interest on the outstanding principal amount of the Loan Obligations from the date of the borrowing thereof until repaid at the rate of two and one-half percent (2>%) per annum in excess of the Prime
Rate.

            (b)  Post-Default Rate.  Notwithstanding
Section 2.3(a), Borrower shall pay to Lender interest on the outstanding principal amount of the Loan Obligations, at Lender's option, at a rate equal to two percent (2%) per annum in excess of the pre-default rate set forth above from the date of the occurrence of an Event of Default hereunder, and for so long as such Event of Default is continuing as determined in good faith by Lender and Lender shall promptly give notice to Borrower upon exercising its right hereunder. All interest accruing hereunder on and after the date of any Event of Default or termination or non-renewal hereof shall be payable on demand.

            (c)  Payment of Interest.  Accrued interest
shall be due and payable in arrears no later than the first day of each month during which any of the Loan
Obligations remain outstanding and unpaid. Interest shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed. The interest rate shall increase or decrease by an amount equal to each increase or decrease in the Prime Rate effective on the first day of the month after any change in such Prime Rate is announced based on the Prime Rate in effect on the last day of the month in which any such change occurs. In no event shall charges constituting interest payable by Borrower to Lender exceed the maximum amount or the rate permitted under any applicable law or regulation, and if any part or provision of any of the Revolving Loan
Documents is in contravention of any such law or regulation, such part or provision shall be deemed amended to conform thereto.

            2.4  Payments.  Payments of principal and
interest hereunder shall be made to Lender by wire transfer of immediately available funds to the account designated on the signature page hereto or such other account as Lender may designate in writing. Borrower shall make all payments to Lender on the Loan Obligations free and clear of, and without deduction or withholding for or on account of, any setoff, counterclaim, defense, duties, taxes, levies, imposts, fees, deductions, withholding, restrictions or conditions of any kind. If after receipt of any payment of, or proceeds applied to the payment of, any of the Loan Obligations, Lender is required to surrender or return such payment to any Person for any reason, then the Loan Obligations intended to be satisfied by such payment shall be reinstated and continue and this Note shall continue in full force as if such payment had not been received by Lender. Borrower shall be liable to pay to Lender, and does indemnify and hold
Lender harmless for the amount of any payments surrendered or returned. This Section 2.4 shall remain effective notwithstanding any contrary action which may be taken by Lender in reliance upon such payment. This Section 2.4 shall survive the termination or non-renewal of this Note.

            2.5  Instructions on Loan Disbursement and
Use
of Proceeds. (a) On the date on which Lender has determined, in its sole discretion (after $3.5 million of Revolving Loans has been loaned hereunder), to fund a Revolving Loan, the amount of such Revolving Loan shall be: (i) transferred to Borrower for immediate payment of the Trailing Liabilities to be paid with such borrowing,
(ii) paid by Lender directly to the obligee of such identified Trailing Liability or (iii) as otherwise agreed by Borrower and Lender.

            (b)  All the proceeds of all Revolving Loans
shall be used by Borrower to pay Trailing Liabilities as identified by Lender or as identified by Borrower solely in accordance with Section 2.1(b).

            2.6  Revolving Loans and Revolving Loan
Documents Subject to Multi-Party Subordination Agreement.
This Note, all Revolving Loans hereunder and all of the other Revolving Loan Documents are subject in all respects to the terms of the Multi-Party Subordination Agreement.

SECTION 3.  CONDITIONS PRECEDENT TO ALL REVOLVING
LOANS___

            The obligations of the Lender to make the Revolving Loans to Borrower hereunder are subject, at the time of the making of each such Loan, to the satisfaction of the following conditions:

            (A)   Officer's Certificate.  On the date
hereof, Lender shall have received a certificate dated such date signed by an appropriate officer of the Borrower stating that all of the applicable conditions set forth in this Section 3 have been satisfied in all material respects.

            (B)   Opinions of Counsel.  On the date
hereof, Lender shall have received an opinion or opinions addressed to it and dated the date hereof, in form and substance satisfactory to Lender, from Jones, Day, Reavis
& Pogue, counsel to the Borrower, which opinion shall address the matters reasonably requested by Lender.

            (C)   Corporate Proceedings.  All corporate
and legal proceedings and all instruments and agreements in connection with the transactions contemplated hereby shall be reasonably satisfactory in form and substance to Lender, and Lender shall have received all information and copies of all certificates, documents and papers, including records of corporate proceedings and governmental approvals, if any, which Lender reasonably may have requested from the Borrower in connection therewith, such documents and papers where appropriate to be certified by proper corporate or governmental authorities. Without limiting the foregoing, Lender shall have received (i) resolutions of the Board of Directors of the Borrower approving and authorizing such documents and actions as are contemplated hereby in form and substance reasonably satisfactory to Lender including without limitation the execution and delivery of all Revolving
Loan Documents, certified by its corporate secretary or an assistant secretary as being in full force and effect without modification or amendment, and (ii) signature and incumbency certificates of officers of the Borrower executing instruments, documents or agreements required to be executed in connection with this Note.

            (D)   Security Documents and Guarantees.  The
Security Documents and Guarantees shall have been duly executed and delivered by the respective parties thereto and there shall have been delivered to Lender (i) evidence that certificates representing all pledged securities under any of the Revolving Loan Documents, together with executed and undated stock powers and/or assignments in blank, have been delivered to Congress or the Trustee or the Collateral Agent, (ii) evidence of the filing and due execution of appropriate financing statements under the provisions of the UCC, applicable domestic or local laws, rules or regulations in each of the offices where such filing is necessary or appropriate to grant to Lender a perfected Lien in the Collateral and the Additional
Collateral superior to and prior to the rights of all third persons other than Congress and the Trustee and/or the Collateral Agent and (iii) evidence that arrangements have been made for the prompt completion of all recordings and filings of each Security Document related to mortgaged real property and delivery to Lender of such other security and other documents as may be necessary or, in the reasonable opinion of Lender, desirable to perfect the liens created, or purported or intended to be created, by the Security Documents.

            (E)   No Default; Representations and
Warranties.  At the time of the making of each Revolving
Loan and also after giving effect thereto (i) there shall exist no Event of Default and (ii) all representations and warranties made by Borrower or its subsidiaries contained herein or in the other Revolving Loan Documents in effect at such time shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of the making of such Revolving Loan, unless such representation and warranty expressly indicates that it is being made as of any other specific date in which case on and as of such other date.

            (F)   Certain Fees.  Borrower shall have paid
or have caused to be paid the fees and expenses
(including, without limitation, reasonable legal fees and expenses) contemplated hereby and/or in connection with the other Revolving Loan Documents.

            (G)   Identification of Trailing Liabilities.
Borrower and Lender shall have consulted each other in identifying Trailing Liabilities and Lender, in its sole discretion, shall have selected one or more specific
Trailing Liabilities that it will fund with Revolving
Loans hereunder, except as and to the extent otherwise provided in Section 2.1(b).

            The acceptance of the proceeds of each
Revolving Loan shall constitute a representation and warranty by Borrower to Lender that all of the applicable conditions specified in Section 3 have been satisfied.

SECTION 4.  GRANT OF SECURITY INTEREST

            To secure payment and performance of all Loan
Obligations, Borrower hereby grants to Lender a continuing security interest in, a lien upon, and a right of set off against, and hereby assigns to Lender as security (all of which shall be applicable to any Lender holding this
Note), the following property and interests in property, whether now owned or hereafter acquired or existing, and whereever located (collectively, the "Collateral"):

            All present and future (a) accounts, contract rights, general intangibles, chattel paper, documents, letters of credit and instruments, as such terms are defined in the Uniform Commercial Code, including, without limitation, all obligations for the payment of money arising out of Borrower's sale, lease or other disposition of goods or other property or rendition of services
(collectively, the "Accounts"); (b) moneys, securities and other property and the proceeds thereof, now or hereafter held or received by, or in transit to, Lender from or for Borrower, whether for safekeeping, pledge, custody, transmission, collection or otherwise, and all of Borrower's deposits (general or special), balances, sums and credits with Lender at any time existing; (c) all of Borrower's right, title and interest, and all of Borrower's rights, remedies, security and liens, in, to and in respect of the Accounts and other Collateral, including, without limitation, rights of stoppage in transit, replevin, repossession and reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, guaranties or other contracts of suretyship with respect to the Accounts, deposits or other security for the obligation of any debtor or obligor in any way obligated on or in connection with any Account (an
"Account Debtor"), and credit and other insurance; (d) all of Borrower's right, title and interest in, to and in respect of all goods relating to, or which by sale have resulted in, Accounts, including, without limitation, all goods described in invoices, documents, contracts or instruments with respect to, or otherwise representing or evidencing, any Accounts or other Collateral, including without limitation, all returned, reclaimed or repossessed goods; (e) all deposit accounts; (f) all books, records, ledger cards, computer programs, and other property and general intangibles evidencing or relating to the Accounts and any other Collateral or any Account Debtor, together with the file cabinets or containers in which the foregoing are stored (collectively, the "Records"); (g) all other general intangibles of every kind and description, including without limitation trade names and trademarks, and the goodwill of the business symbolized thereby, patents, copyrights, licenses and Federal, State and local tax refund claims of all kinds; (h) all of Borrower's equipment, including, without limitation, machinery, equipment, office equipment and supplies, computers and related equipment, furniture, furnishings, tools, tooling, jigs, dies, fixtures, manufacturing implements, fork lifts, trucks, trailers, motor vehicles and other equipment (collectively, the "Equipment"); and
(i) all proceeds of the foregoing, in any form, including, without limitation, any claims against third parties for loss or damage to or destruction of any or all of the foregoing; and all of Borrower's inventory, including without limitation: raw materials, work in process, parts, components, assemblies, supplies and materials used or consumed in Borrower's business, finished goods, and all other inventory of whatever kind or nature, wherever located, whether now owned or hereafter existing or acquired by Borrower ("Inventory"), including without limitation, all wrapping, packaging, advertising, shipping materials, and all other goods consumed in Borrower's business, all labels and other devices, names or marks affixed or to be affixed thereto for purposes of selling or of identifying the same or the seller or manufacturer thereof and all of Borrower's right, title and interest therein and thereto; all books, records, documents, other property and general intangibles at any time relating to the Inventory; all goods, wares and merchandise, finished or unfinished, held for sale or lease or furnished or to be furnished under contracts of service; all goods returned to or repossessed by Borrower; and all products and proceeds of the foregoing, in any form, including, without limitation, insurance proceeds and any claims against third parties for loss or damage to or destruction of any or all of the foregoing.

            The Collateral also includes all
replacements,
additions, accessions, substitutions, repairs, proceeds and products relating thereto or therefrom, and all documents, ledger sheets and files of Borrower relating thereto. Proceeds hereunder include (i) whatever is now or hereafter received by Borrower upon the sale, exchange, collection or other disposition of any item of Collateral, whether such proceeds constitute inventory, accounts, accounts receivable, general intangibles, instruments, securities, credits, documents, letters of credit, chattel paper, documents of title, warehouse receipts, leases, deposit accounts, money, contract rights, goods or equipment; (ii) any such items which are now or hereafter acquired by Borrower with any proceeds of Collateral hereunder; and (iii) any insurance now or hereafter payable by reason of loss or damage to any item of Collateral or any proceeds thereof.

SECTION 5.  COLLATERAL COVENANTS

            5.1 Inventory Covenants. (a) Borrower shall not remove any Inventory from the locations referenced in
Section 6.3 hereof, without the prior written consent of Lender, except for sales of Inventory in the ordinary course of Borrower's business and except to move
Inventory
directly from one location referenced in Section 6.3 hereof to another such location; (b) upon Lender's request, Borrower shall, at its expense, no more than once in any twelve (12) month period, but at any time or times as Lender may request on or after an Event of Default, deliver or cause to be delivered to Lender written reports or appraisals as to the Inventory in form, scope and methodology acceptable to Lender and by an appraiser acceptable to Lender, addressed to Lender or upon which Lender is expressly permitted to rely; (c) Borrower shall produce, use, store and maintain the Inventory, with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with applicable laws (including, but not limited to, the requirements of the Federal Fair Labor Standards Act of
1938, as amended, and all rules, regulations and orders related thereto); (d) Borrower assumes all responsibility and liability arising from or relating to the production, use, sale or other disposition of the Inventory; (e)
Borrower shall not sell Inventory to any customer on approval, or any other basis which entitles the customer to return or may obligate Borrower to repurchase such Inventory; (f) Borrower shall keep the Inventory in good and marketable condition; and (g) Borrower shall not, without prior written notice to Lender, acquire or accept any Inventory on consignment or approval.

            5.2  Account Provisions.  (a) Each Account
represents a valid and legally enforceable indebtedness based upon an actual and bona fide sale and delivery of goods or rendition of services in the ordinary course of Borrower's business; (b) all statements made and all unpaid balances appearing in the invoices, documents and instruments evidencing each Account are true and correct in all material respects and are in all material respects what they purport to be; and (c) none of the transactions underlying or giving rise to any Account shall violate any state or federal laws or regulations, and all documents relating to the Accounts shall be legally sufficient under such laws or regulations and shall be legally enforceable in accordance with their terms.

            5.3  Equipment Covenants.  (a) Borrower
shall,
at its expense, at any time or times as Lender may request on or after an Event of Default, deliver or cause to be delivered to Lender written reports or appraisals as to the Equipment in form, scope and methodology acceptable to
Lender and by an appraiser acceptable to Lender; (b)
Borrower shall keep the Equipment in good order, repair, running and marketable condition (ordinary wear and tear excepted); (c) Borrower shall use the Equipment, with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with all applicable laws; (d) the Equipment is and shall be used in Borrower's business and not for personal, family, household or farming use; (e) Borrower shall not remove any Equipment from the locations referenced in
Section 6.3 hereof, except to the extent necessary to have any Equipment repaired or maintained in the ordinary course of the business of Borrower or to move Equipment directly from one location referenced in Section 6.3 hereof to another such location and except for the movement of motor vehicles used by or for the benefit of Borrower in the ordinary course of business; (f) the Equipment is now and shall remain personal property and Borrower shall not permit any of the Equipment to be or become a part of or affixed to real property; and (g)
Borrower assumes all responsibility and liability arising from the use of the Equipment.

            5.4  Power of Attorney.  Borrower hereby
irrevocably designates and appoints Lender (and all persons designated by Lender) as Borrower's true and lawful attorney-in-fact, and authorizes Lender, in Borrower's or Lender's name, to: (a) at any time an Event of Default or event which with notice or passage of time or both would constitute an Event of Default exists (i) demand payment of Accounts; (ii) enforce payment of Accounts by legal proceedings or otherwise; (iii) exercise all of Borrower's rights and remedies to collect any Account or other Collateral; (iv) sell or assign any Account or other Collateral upon such terms, for such amount and at such time or times as the Lender deems advisable; (v) settle, adjust, compromise, extend or renew an Account; (vi) discharge and release any Account; (vii) prepare, file and sign Borrower's name on any proof of claim in bankruptcy or other similar document against an account debtor; (viii) notify the post office authorities to change the address for delivery of Borrower's mail to an address designated by Lender, and open and dispose of all mail addressed to Borrower; and (ix) do all acts and things which are necessary, in Lender's determination, to fulfill Borrower's obligations under the Revolving Loan
Documents and (b) at any time (i) take control in any manner of any item of payment of proceeds thereof; (ii) have access to any lockbox or postal box into which Borrower's mail is deposited; (iii) endorse Borrower's name upon any items of payment or proceeds thereof and deposit the same in Lender's account for application to the Loan Obligations; (iv) endorse Borrower's name upon any chattel paper, document, instrument, invoice, or similar document or agreement relating to any Account or any goods pertaining thereto or any other Collateral; (v) sign Borrower's name on any verification of Accounts and notices thereof to account debtors and (vi) execute in Borrower's name and file any UCC financing statements or amendments thereto. Borrower hereby releases Lender and its officers, employees and designees from any liabilities arising from any act or acts under this power of attorney and in furtherance thereof, whether of omission or commission, except as a result of Lender's own gross negligence or wilful misconduct as determined pursuant to a final non-appealable order of a court of competent jurisdiction.

            5.5  Right to Cure.  Lender may, at its
option, (a) cure any default by Borrower under any agreement with a third party or pay or bond on appeal any judgment entered against Borrower, (b) discharge taxes, liens, security interests or other encumbrances at any time levied on or existing with respect to the Collateral and (c) pay any amount, incur any expense or perform any act which, in Lender's judgment, is necessary or appropriate to preserve, protect, insure, maintain, enforce and collect the Collateral and the rights of Lender with respect thereto. All amounts so expended shall constitute Loan Obligations and shall be repayable by Borrower on demand. Lender shall be under no obligation to effect such cure, payment or bonding and shall not, by doing so, be deemed to have assumed any obligation or liability of Borrower. Any payment made or other action taken by Lender under this Section 5.5 shall be without prejudice to any right to assert an Event of Default hereunder and to proceed accordingly.

            5.6  Access to Premises.  From time to time
as
requested by Lender, at the cost and expense of Borrower,
(a) Lender or its designee shall have complete access to all of Borrower's premises during normal business hours and after notice to Borrower, or at any time and without notice to Borrower if an Event of Default exists, for the purposes of inspecting, verifying and auditing the Collateral and the Additional Collateral and all of Borrower's books and records, including, without limitation, the Records, and (b) Borrower shall promptly furnish to Lender such copies of such books and records or extracts therefrom as Lender may request, and (c) Lender or its designee may use during normal business hours such of Borrower's personnel, equipment, supplies and premises as may be reasonably necessary for the foregoing and if an
Event of Default exists for the collection of Accounts and realization of other Collateral and the Additional
Collateral.

SECTION 6.  REPRESENTATIONS AND WARRANTIES

            Borrower hereby represents and warrants to Lender the following (which shall survive the execution and delivery of this Note), the truth and accuracy of which are a condition to the making of each Revolving
Loan:

            6.1  Corporate Existence, Power and
Authority;
Nature of Obligation. Borrower is a corporation duly organized and in good standing under the laws of its state of incorporation and is duly qualified as a foreign corporation and in good standing in all states or other jurisdictions where the nature and extent of the business transacted by it or the ownership of assets makes such qualification necessary, except for those jurisdictions in which the failure to so qualify would not have a material adverse effect on Borrower's financial condition, results of operation or business or the rights of Lender in or to any of the Collateral or the Additional Collateral. The execution, delivery and performance of this Note and the other Revolving Loan Documents and the transactions contemplated hereunder and thereunder are all within Borrower's corporate powers, have been duly authorized and are not in contravention of law or the terms of Borrower's certificate of incorporation, by-laws or other organizational documentation, or the Bondholder
Documents,
the Congress Loan Documents, any indenture, agreement or undertaking to which Borrower is a party or by which Borrower or its property are bound. The Revolving Loan
Documents constitute legal, valid and binding obligations of Borrower enforceable in accordance with their respective terms.

            6.2  Financial Statements and Filings; No
Material Adverse Change. All financial statements relating to Borrower which have been or may hereafter be delivered by Borrower to Lender or filed with the Securities and Exchange Commission are or will be prepared in accordance with GAAP and fairly present the financial condition and the results of operation of Borrower as at the dates and for the periods set forth therein. Except as disclosed in any interim financial statements furnished by
Borrower to Lender prior to the date of this Note, there has been no material adverse change in the assets, liabilities, properties and condition, financial or otherwise, of Borrower, since the date of the most recent audited financial statements furnished by Borrower to Lender prior to the date of this Note.

            6.3  Chief Executive Office; Collateral
Locations. The chief executive office of Borrower and Borrower's Records concerning Accounts are located only at the address set forth in the Congress Loan Documents and its only other places of business and the only other locations of Collateral, if any, are the addresses set forth in the Congress Loan Documents, subject to the right of Borrower to establish new locations in accordance with
Section 7.2 hereof. The Congress Loan Documents correctly identify any of such locations which are not owned by Borrower and set forth the owners and/or operators thereof, and to the best of Borrower's knowledge, the holders of any mortgages on such locations.

            6.4  Status of Liens; Title to Properties.
The security interests and liens granted to Lender under the Revolving Loan Documents constitute valid and, upon the filing of appropriate financing statements, mortgages and deeds of trusts, perfected liens and security interests in and upon the Collateral and the Additional
Collateral subject only to the liens permitted under
Section 7.8 hereof. Borrower has good and marketable title to all of its properties and assets subject to no liens, mortgages, pledges, security interests, encumbrances or changes of any kind, except those granted to Lender and such others as are specifically permitted under Section 7.8 hereof.

            6.5  Litigation.  Except as described in
Borrower's annual or quarterly reports filed pursuant to the Securities Exchange Act of 1934, as disclosed to Lender in connection with the execution and assignment of the Working Capital Term Note Documents or as otherwise previously disclosed to Lender, there are no judgments outstanding against Borrower, there is no present investigation by any governmental agency pending or, to the best of Borrower's knowledge, threatened against or affecting Borrower or its assets or business and there is no action, suit, proceeding or claim by any Person pending or, to the best of Borrower's knowledge, threatened against Borrower or its assets or goodwill, or against or affecting any transactions contemplated by the Revolving
Loan Documents, which if adversely determined with respect to it would result in any material adverse change in the assets, business or prospects of Borrower or which would impair the ability of Borrower to perform its obligations hereunder or under any of the other Revolving Loan
Documents to which it is a party, or of Lender to enforce this Note or any of the other Revolving Loan Documents or realize upon the Collateral or the Additional Collateral.

            6.6  Compliance with Other Agreements and
Applicable Laws. Borrower is not in default under, or in violation of any of the terms of, any material agreement, contract, instrument, lease or other commitment to which it is a party or by which it or any of its assets are bound, other than as disclosed to Lender in writing on the date hereof. Borrower is in compliance in all material respects with all applicable provisions of laws, rules, regulations, licenses, permits, approvals and orders of any foreign, Federal, State or local government authority.

            6.7  Accuracy and Completeness of
Information.
All information furnished by or on behalf of Borrower in writing to Lender in connection with this Note or any of the other Revolving Loan Documents or any transaction contemplated hereby or thereby is and will be true and correct in all material respects on the date as of which such information is dated or certified and does not omit and will not omit any material fact necessary in order to make such information not misleading. No event or circumstance has occurred which has had or could reasonably be expected to have a material adverse affect on the business, assets or prospects of Borrower which has not been fully and accurately disclosed to Lender in writing.

            6.8 Survival of Warranties; Cumulative. All representations and warranties contained in this Note and the other Revolving Loan Documents shall survive the execution and delivery of this Note and the other
Revolving Loan Documents, and shall be conclusively presumed to have been relied on by Lender as of the date of this Note regardless of any investigation made or information possessed by Lender. The representations and warranties set forth herein shall be cumulative and in addition to any other representations or warranties which Borrower shall now or hereafter give, or cause to be given, to Lender.

            SECTION 7.  AFFIRMATIVE AND NEGATIVE
COVENANTS

            7.1  Maintenance of Existence.  Borrower
shall
at all times preserve, renew and keep in full force and effect its corporate existence and rights and franchises with respect thereto and maintain in full force and effect all permits, licenses, trademarks, tradenames, approvals, authorizations, leases and contracts necessary to carry on the business as presently or proposed to be conducted.
Borrower shall give Lender thirty (30) days prior written notice of any proposed change in its corporate name, which notice shall set forth the new name and Borrower shall deliver to Lender a copy of the amendment to the Certificate of Incorporation of Borrower providing for the name change certified by the Secretary of State of the jurisdiction of incorporation of Borrower as soon as it is available.

            7.2  New Collateral Locations.  Borrower may
open any new location within the continental United
States; provided Borrower (a) gives Lender thirty (30) days prior written notice of the intended opening of any such new location and (b) executes and delivers, or causes to be executed and delivered, to Lender such agreements, documents and instruments as Lender may deem reasonably necessary or desirable to protect its interests in the Collateral at such location, including, without limitation, UCC financing statements.

            7.3  Compliance with Laws, Regulations, Etc.
Borrower shall, at all times, comply in all material respects with all laws, rules, regulations, licenses, permits, approvals and orders applicable to it and duly observe all requirements of any Federal, State or local governmental authority.

            7.4  Payment of Taxes and Claims.  Borrower
shall duly pay and discharge all taxes, assessments, contributions and governmental charges upon or against it or its properties or assets, except for taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Borrower and with respect to which adequate reserves have been set aside on its books. To the extent Borrower has cash available beyond its reasonably prudent working capital needs, Borrower shall accept or otherwise utilize opportunities to settle or reduce Trailing Liabilities at a discount. Notwithstanding the foregoing sentence, Borrower retains the sole discretion to determine to accept or utilize such opportunities to settle or reduce
Trailing Liabilities at a discount, except to the extent funded hereunder by Lender.

            7.5  Insurance.  Borrower shall, at all
times,
maintain with financially sound and reputable insurers insurance with respect to the Collateral and the Additional Collateral against loss or damage and all other insurance of the kinds and in the amounts customarily insured against or carried by corporations of established reputation engaged in the same or similar businesses and similarly situated. Said policies of insurance shall be satisfactory to Lender as to form, amount and insurer;
provided that policies of insurance maintained pursuant to and in accordance with the Congress Loan Documents shall be satisfactory hereunder. Borrower shall furnish certificates, policies or endorsements to Lender as Lender shall require as proof of such insurance, and, if Borrower fails to do so, Lender is authorized, but not required, to obtain such insurance at the expense of Borrower. All policies shall provide for at least thirty (30) days prior written notice to Lender of any cancellation or reduction of coverage and that Lender may act as attorney for Borrower in obtaining, and at any time an Event of Default exists, adjusting, settling, amending and canceling such insurance. Borrower shall cause Lender to be named as a loss payee and an additional insured (but without any liability for any premiums) under such insurance policies and Borrower shall obtain non-contributory lender's loss payable endorsements to all insurance policies in form and substance satisfactory to Lender. Such lender's loss payable endorsements shall specify that the proceeds of such insurance shall be payable to Lender as its interests may appear and further specify that Lender shall be paid regardless of any act or omission by Borrower or any of its affiliates. At its option, Lender may apply any insurance proceeds received by Lender at any time to the cost of repairs or replacement of Collateral and/or to payment of the Loan Obligations, whether or not then due, in any order and in such manner as Lender may determine or hold such proceeds as cash collateral for Borrower's obligations pursuant to the Revolving Loan Documents.

            7.6  Financial Statements and Other
Information.

            (a)  Borrower shall keep proper books and
records in which full and true entries shall be made of all dealings or transactions of or in relation to the Collateral and the Additional Collateral and the business of Borrower in accordance with GAAP and Borrower shall furnish or cause to be furnished to Lender: (i) within forty-five (45) days after the end of each fiscal month, monthly unaudited financial statements (including balance sheets and statements of income), all in reasonable detail, fairly presenting the financial position and the results of Borrower's operations as of the end of such fiscal month; (ii) within ninety (90) days after the end of each fiscal year, audited financial statements of Borrower (including balance sheets, statements of income and loss, statements of cash flow and statements of shareholders' equity), and the accompanying notes thereto, all in reasonable detail, fairly presenting the financial position and the results of Borrower's operations as of the end of such fiscal year, together with the opinion of independent certified public accountants, which accountants shall be an independent accounting firm selected by Borrower and reasonably acceptable to Lender, that such financial statements have been prepared in accordance with GAAP, and present fairly the results of operations and financial condition of Borrower for the fiscal year then ended.

            (b) Borrower shall promptly notify Lender in writing of the details of (i) any loss, damage, investigation, action, suit, proceeding or claim relating to the Collateral or the Additional Collateral or any other property which is security for the Loan Obligations or which would result in any material adverse change in Borrower's business, properties, assets, goodwill or condition, financial or otherwise, and (ii) the occurrence of any Event of Default or event which, with the passage of time or giving of notice or both, would constitute an Event of Default;

            (c)  Borrower shall promptly after the
sending
or filing thereof furnish or cause to be furnished to Lender copies of all reports which Borrower sends to its stockholders generally and copies of all reports and registration statements which Borrower files with the Securities and Exchange Commission, any national securities exchange or the National Association of Securities Dealers, Inc.

            (d)  Borrower shall furnish or cause to be
furnished to Lender such budgets, forecasts, projections and other information respecting the Collateral, the Additional Collateral and the business of Borrower, as Lender may, from time to time, reasonably request.
Lender
is hereby authorized to deliver a copy of any financial statement or any other information relating to the business of Borrower to any court or other government agency. Borrower hereby irrevocably authorizes and directs all accountants or auditors to deliver to Lender, at Borrower's expense, copies of the financial statements of Borrower and any reports or management letters prepared by such accountants or auditors on behalf of Borrower and to disclose to Lender such information as they may have regarding the business of Borrower. Any documents, schedules, invoices or other papers delivered to Lender may be destroyed or otherwise disposed of by Lender one
(1) year after the same are delivered to Lender, except as otherwise designated by Borrower in writing.

            7.7  Sale of Assets, Consolidation, Merger.
Borrower shall not, directly or indirectly, merge into or with or consolidate with any other Person or permit any other Person to merge into or with or consolidate with it, or sell, assign, lease or transfer to any other Person all or substantially all of its assets unless the Borrower is the continuing corporation in the case of a merger, or the resulting surviving or transferee person (if other than the Borrower) shall be a corporation organized under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume the due and punctual payment of the principal of and interest on all the Loan Obligations according to their terms, and the due and punctual performance and observance of all of the covenants and conditions to be performed or observed by the Borrower hereunder or under the Revolving Loan
Documents.

            7.8  Encumbrances.  Borrower shall not
create,
incur, assume or suffer to exist any security interest, mortgage, pledge, lien or other encumbrance of any nature whatsoever on any of its assets or properties, including, without limitation, the Collateral and the Additional
Collateral, except as permitted by the Congress Loan
Documents, the Bondholder Documents, the Working Capital
Term Note Documents or any of the other Revolving Loan
Documents; provided that Borrower may incur liens on its assets, including the Collateral and the Additional
Collateral, in connection with the settlement with the Rebenstock litigation if such liens and the indebtedness secured thereby are fully subordinated to the
Revolving Loans and the liens of the Revolving Loan
Documents.

            7.9  Dividends and Redemptions.  Borrower
shall not, directly or indirectly, declare or pay any dividends on account of any shares of any class of capital stock of Borrower now or hereafter outstanding, or set aside or otherwise deposit or invest any sums for such purpose, or redeem, retire, defease, purchase or otherwise acquire any shares of any class of capital stock (or set aside or otherwise deposit or invest any sums for such purpose) for any consideration other than common stock or apply or set apart any sum, or make any other distribution
(by reduction of capital or otherwise) in respect of any such shares or agree to do any of the foregoing, except as permitted under the Congress Loan Documents.

            7.10  Transactions with Affiliates.  Borrower
shall not enter into any transaction for the purchase, sale or exchange of property or the rendering of any service to or by any affiliate, except in the ordinary course of and pursuant to reasonable requirements of Borrower's business and upon reasonable terms no less favorable to Borrower than Borrower would obtain in a comparable arm's length transaction with an unaffiliated person.

            7.11  Costs and Expenses.  Borrower shall pay
to Lender on demand all costs, expenses, filing fees and taxes paid or payable in connection with the preparation, negotiation, execution, delivery, recording, administration, collection, liquidation, enforcement and defense of Lender's rights in the Collateral, the Additional Collateral, this Note, the other Revolving
Loan
Documents and all other documents related hereto or thereto, including any amendments, supplements or consents which may hereafter be contemplated (whether or not executed) or entered into in respect hereof or thereto, including, but not limited to: (a) all costs and expenses of filing or recording (including Uniform Commercial Code financing statement filing taxes and fees, documentary taxes, intangibles taxes and mortgage recording taxes and fees, if applicable); (b) all title insurance and other insurance premiums, appraisal fees and search fees; (c) costs and expenses of preserving and protecting the Collateral and the Additional Collateral; (d) costs and expenses paid or incurred in connection with obtaining payment of Borrower's obligations pursuant to the Revolving Loan Documents, enforcing the security interests and liens of Lender, selling or otherwise realizing upon the Collateral and the Additional Collateral, and otherwise enforcing the provisions of the Revolving Loan
Documents or defending any claims made or threatened against Lender arising out of the transactions contemplated hereby or thereby (including, without limitation, preparations for and consultations concerning any such matters); and (e) the fees and disbursements of counsel (including legal assistants) to Lender in connection with any of the foregoing.

            7.12  Further Assurances.  At the request of
Lender at any time and from time to time, Borrower shall, at its expense, duly execute and deliver, or cause to be duly executed and delivered, such further agreements, documents and instruments, and do or cause to be done such further acts as may be necessary or proper to evidence, perfect, maintain and enforce the security interests and the priority thereof in the Collateral and the Additional
Collateral and to otherwise effectuate the provisions or purposes of the Revolving Loan Documents. Lender may at any time and from time to time request a certificate from an officer of Borrower remaking, as of the date of such certificate, the representations and warranties set forth in this Note or any of the other Revolving Loan
Documents.
Where permitted by law, Borrower hereby authorizes Lender to execute and file one or more UCC financing statements signed only by Lender.

            SECTION 8.  EVENTS OF DEFAULT AND REMEDIES

            8.1  Events of Default.  The occurrence or
existence of any one or more of the following events are referred to herein individually as an "Event of Default", and collectively as "Events of Default":

            (a)  Borrower (i) fails to pay when due any
principal of the Revolving Loans, (ii) fails to pay when due, and such default continues for 10 business days, any interest on the Revolving Loans, (iii) fails to pay when due, and such default continues for 15 days, any other amounts due and owing pursuant to the Revolving Loan
Documents or (iv) breaches any of the terms, covenants, conditions or provisions contained in any of the Revolving
Loan Documents and such breach is not cured within thirty
(30) business days after notice of the occurrence of such breach is given to Borrower by Lender;

            (b)  any representation, warranty or
statement
of fact made by Borrower to Lender in the Revolving Loan
Documents shall when made be false or misleading in any material respect;

            (c) any Obligor revokes, terminates or fails to perform any of the terms, covenants, conditions or provisions of any guarantee, endorsement or other agreement of such party in favor of Lender;

            (d)  Borrower or any Obligor makes an
assignment for the benefit of creditors;

            (e)  a case or proceeding under the
bankruptcy
laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at law or in equity) is filed against Borrower or any Obligor or all or any part of its properties and such petition or application is not dismissed within thirty (30) days after the date of its filing or Borrower or any Obligor shall file any answer admitting or not contesting such petition or application or indicates its consent to, acquiescence in or approval of, any such action or proceeding or the relief requested is granted sooner;

            (f)  a case or proceeding under the
bankruptcy
laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at law or equity) is filed by
Borrower or any Obligor or for all or any part of its property; or

            (g)  the obligations of Borrower are
accelerated (i) by Congress under the Congress Loan
Documents, (ii) by IBJS or the security holders under the Indenture, or (iii) by the lender under the Working
Capital Term Note Documents.

            8.2  Remedies

            (a)  At any time an Event of Default exists
or
has occurred and is continuing, Lender shall have all rights and remedies provided in (i) the Revolving Loan
Documents, (ii) the Uniform Commercial Code and (iii) any other applicable law, all of which rights and remedies may be exercised without notice to or consent by Borrower, except as such notice or consent is expressly provided for hereunder or required by applicable law. All rights, remedies and powers granted to Lender hereunder, under any of the Revolving Loan Documents, the Uniform Commercial
Code or other applicable law, are cumulative, not exclusive and enforceable, in Lender's discretion, alternatively, successively, or concurrently on any one or more occasions, and shall include, without limitation, the right to apply to a court of equity for an injunction to restrain a breach or threatened breach by Borrower of any of the Revolving Loan Documents. Lender may, at any time or times, proceed directly against Borrower to collect any amount which Borrower is obligated to pay pursuant to Revolving Loan Documents without prior recourse to the Collateral or the Additional Collateral.

            (b)  Without limiting the foregoing, at any
time an Event of Default exists or has occurred and is continuing, Lender may, in its discretion and without limitation (i) accelerate the payment of and demand immediate payment to Lender of all Loan Obligations
(provided that, upon the occurrence of any Event of Default described in Sections 8.1(e) and 8.1(f), all Loan
Obligations shall automatically become immediately due and payable), (ii) with or without judicial process or the aid or assistance of others, enter upon any premises on or in which any of the Collateral or the Additional Collateral may be located and take possession of the Collateral or the Additional Collateral or complete processing, manufacturing and repair of all or any portion of the Collateral or the Additional Collateral, (iii) require
Borrower, at Borrower's expense, to assemble and make available to Lender any part or all of the Collateral or the Additional Collateral at any place and time designated by Lender, (iv) collect, foreclose, receive, appropriate, setoff and realize upon any and all Collateral and Additional Collateral, (v) remove any or all of the Collateral or the Additional Collateral from any premises on or in which the same may be located for the purpose of effecting the sale, foreclosure or other disposition thereof, or for any other purpose, (vi) sell, lease, transfer, assign, deliver or otherwise dispose of any and all Collateral or Additional Collateral (including, without limitation, entering into contracts with respect thereto, public or private sales at any exchange, broker's board, at any office of Lender or elsewhere) at such prices or terms as Lender may deem reasonable, for cash, upon credit or for future delivery, with Lender having the right to purchase the whole or any part of the Collateral or the Additional Collateral at any such public sale, all of the foregoing being free from any right or equity of redemption of Borrower or its subsidiaries, as the case may be, which right or equity of redemption is hereby expressly waived and released by Borrower for itself and its subsidiaries. If any of the Collateral or the Additional Collateral is sold or leased by Lender upon credit terms or for future delivery, the Loan Obligations shall not be reduced as a result thereof until payment therefor is finally collected by Lender. If notice of disposition of Collateral or Additional Collateral is required by law, five (5) days prior notice by Lender to Borrower designating the time and place of any public sale or the time after which any private sale or other intended disposition of Collateral or Additional Collateral is to be made, shall be deemed to be reasonable notice thereof and Borrower waives any other notice. Lender may purchase all or any part of the Collateral and the Additional
Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of such purchase price, may setoff the amount of such price against the Loan
Obligations. In the event Lender institutes an action to recover any Collateral or Additional Collateral or seeks recovery of any Collateral or Additional Collateral by way of prejudgment remedy, Borrower waives the posting of any bond which might otherwise be required.

            (c)  Lender may apply the cash proceeds of
Collateral or Additional Collateral actually received by Lender from any sale, lease, foreclosure or other disposition of the Collateral or the Additional
Collateral
to payment of the Loan Obligations, in whole or in part and in such order as Lender may elect, whether or not then due. Borrower shall remain liable to Lender for the payment of any deficiency with interest at the highest rate provided for herein and all costs and expenses of collection or enforcement, including attorneys' fees and legal expenses.

            SECTION 9.  JURY TRIAL WAIVER; OTHER WAIVERS
                          AND CONSENTS; GOVERNING LAW
___

            9.1  Governing Law; Choice of Forum; Service
of Process; Jury Trial Waiver.

            (a)  The validity, interpretation and
enforcement of this Note and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws (as opposed to the conflicts of law provisions) of the State of New York.

            (b)  Borrower and Lender irrevocably consent
and submit to the non-exclusive jurisdiction of the Federal and State courts sitting in New York County, New
York and waive any objection based on venue or forum non conveniens with respect to any action instituted therein, and agreed that any dispute arising out of the relationship between any such persons or the conduct of any such persons in connection with this Note or otherwise shall be heard only in the courts described above (except that Lender shall have the right to bring any action or proceeding against Borrower or its property in the courts of any other jurisdiction which Lender deems necessary or appropriate in order to realize on the Collateral or the Additional Collateral).

            (c)  Borrower hereby waives personal service
of any and all process upon it and consents that all such service of process may be made by registered mail (return receipt requested) directed to its address set forth on the signature pages hereof and service so made shall be deemed to be completed five (5) days after the same shall have been so deposited in the U.S. mails, or, at Lender's option, by service upon CT Corporation, whom Borrower irrevocably appoints as its agent for the purpose of accepting service of process within the State of New
York.
In addition, Lender agrees promptly to forward by registered mail any process so served upon such agent to Borrower at its address set forth on the signature pages hereof. Borrower hereby consents to service of process as aforesaid. Within thirty (30) days after such service,
Borrower shall appear in answer to such process, failing which Borrower shall be deemed in default and judgment may be entered by Lender against Borrower for the amount of the claim and other relief requested.

            (d)  BORROWER AND LENDER EACH HEREBY WAIVES
ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION
OR
CAUSE OF ACTION (i) ARISING UNDER THIS NOTE OR (ii) IN
ANY
WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE
DEALINGS OF THE PARTIES HERETO OR EITHER OF THEM IN
RESPECT TO THIS NOTE OR THE TRANSACTIONS RELATED HERETO
IN
EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND
WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE.  BORROWER
AND LENDER EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH
CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED
BY COURT TRIAL WITHOUT A JURY AND THAT ANY OF THEM MAY
FILE A COPY OF THIS NOTE WITH ANY COURT AS WRITTEN
EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE
WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

            (e) Nothing in this Section 9.1 shall affect the rights of Lender to serve legal process in any other manner permitted by law or affect the rights of Lender to bring any action or proceeding against Borrower or its property in the courts of any other jurisdiction.

            (f)  Lender shall not have any liability to
Borrower (whether in tort, contract, equity or otherwise) for losses suffered by Borrower in connection with, arising out of, or in any way related to the transactions or relationships contemplated by the Revolving Loan
Documents, or any act, omission or event occurring in connection therewith, unless it is determined by a final and non-appealable judgment or court order binding on Lender, that the losses were the result of acts or omissions constituting gross negligence or willful misconduct. In any such litigation, Lender shall be entitled to the benefit of the rebuttable presumption that it acted in good faith and with the exercise of ordinary care in the performance by it of the terms of the Revolving Loan Documents.

            9.2  Waiver of Notices.  Borrower hereby
expressly waives demand, presentment, protest and notice of protest and notice of dishonor with respect to any and all instruments and commercial paper, included in or evidencing any of the obligations of Borrower pursuant to the Revolving Loan Documents or the Collateral or the Additional Collateral, and any and all other demands and notices of any kind or nature whatsoever with respect to Borrower's obligations, the Collateral, the Additional
Collateral and the Revolving Loan Documents, except such as are expressly provided for therein. No notice to or demand on Borrower which Lender may elect to give shall entitle Borrower to any other or further notice or demand in the same, similar or other circumstances.

            9.3  Amendments and Waivers.  Neither this
Note, any of the other Revolving Loan Documents nor any provision hereof or thereof shall be amended, modified, waived or discharged orally or by course of conduct, but only by a written agreement signed by an authorized officer of Lender. Lender shall not, by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its rights, powers and/or remedies unless such waiver shall be in writing and signed by an authorized officer of Lender. Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by Lender of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which Lender would otherwise have on any future occasion, whether similar in kind or otherwise.

            9.4 Waiver of Counterclaim. Borrower waives all rights to interpose any claims, deductions, setoffs or counterclaims of any nature (other than compulsory counterclaims) in any action or proceeding with respect to this Note, any of the other Revolving Loan Documents, the Collateral, the Additional Collateral or any matter arising therefrom or relating hereto or thereto.

            9.5  Indemnification.  Borrower shall
indemnify, defend and hold Lender, and its directors, agents, employees and counsel, harmless from and against any and all losses, claims, damages, liabilities, deficiencies, judgments, penalties or expenses imposed on, incurred by or asserted against any of them in connection with any litigation, investigation, claim or proceeding commenced or threatened related to the negotiation, preparation, execution, delivery, enforcement, performance or administration of the Revolving Loan Documents or any undertaking or proceeding related to any of the transactions contemplated thereby or any act, omission to act, event or transaction related or attendant thereto, including, without limitation, amounts paid in settlement, court costs, and the fees and expenses of counsel. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section may be unenforceable because it violates any law or public policy, Borrower shall pay the maximum portion which it is permitted to pay under applicable law to Lender in satisfaction of indemnified matters under this Section 9.5. The foregoing indemnity shall survive the payment of the Loan
Obligations and the termination of the Revolving Loan
Documents. All of the foregoing costs and expenses shall be part of Borrower's obligations in connection with the Loan and secured by the Collateral and the Additional
Collateral.

SECTION 10.  GENERAL PROVISIONS

            10.1  Notices.  All notices, requests and
demands hereunder shall be in writing and (a) made to Lender at its address set forth below and to Borrower at its chief executive office or to such other address as either party may designate by written notice to the other in accordance with this provision, and (b) deemed to have been given or made: if delivered in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next Business Day, one (1) Business Day after sending;
and
if by certified mail, return receipt requested, five (5) days after mailing.

            10.2  Partial Invalidity.  If any provision
of
this Note or any of the other Revolving Loan Documents is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Note or such other Revolving Loan Documents as a whole, but this Note or such other Revolving Loan Documents, as appropriate, shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.

            10.3  Successors and Transfers.  The
Revolving
Loan Documents shall be binding upon and inure to the benefit of and be enforceable by Lender, Borrower and their respective successors and assigns, except that neither party hereto may assign its rights under any of the Revolving Loan Documents without the prior written consent of the other party.

            10.4  Payment of Expenses.  Borrower agrees
to
pay all reasonable out-of-pocket costs and expenses of Lender in connection with the negotiation, preparation, execution and delivery of the Revolving Loan Documents and the documents and instruments referred to therein and any amendment, waiver or consent relating thereto and in connection with the enforcement of the Revolving Loan
Documents and the documents and instruments referred to thereto (including in each case, without limitation, the reasonable fees and disbursements of counsel).

            IN WITNESS WHEREOF, Borrower has caused these presents to be duly executed and delivered as of the day and year first above written.

                             BORROWER

                             FRUEHAUF TRAILER CORPORATION


                             By:/s/ Timothy J. Wiggins
                                ----------------------

                             Title: Executive Vice
                                    President and Chief
                                    Financial Officer

                             CHIEF EXECUTIVE OFFICE:
                               111 Monument Circle
                               Suite 3200
                               Indianapolis, Indiana
46204

Accepted and Agreed:

K-H CORPORATION

By:/s/ Fred J. Chapman
   ---------------------
Title:Treasurer
      ------------------

Address:

672 Delaware Avenue
Buffalo, New York 14209

WIRE TRANSFER INSTRUCTIONS:

                                 EXHIBIT A

                        Additional Loan Agreements

1. Subordinated Revolving Note by Fruehauf and accepted by Lender

2.    Multi-Party Subordination Agreement by and among
Congress, the Trustee on behalf of the bondholders, the Collateral Agent and Lender and acknowledged by Fruehauf and its subsidiaries

3. Pledge Agreement executed by Fruehauf in favor of Lender, together with the following Schedules attached thereto:

            Schedule I -- Pledged Stock
            Schedule II -- Pledged Notes

4.    Pledge Agreement executed by Maryland Shipbuilding
&
      Drydock Company in favor of Lender, together with the following Schedules attached thereto:

            Schedule I -- Pledged Stock
            Schedule II -- Pledged Notes

5.    Pledge Agreement executed by Jacksonville
Shipyards,
Inc. in favor of Lender, together with the following
Schedules attached thereto:

            Schedule I -- Pledged Stock
            Schedule II -- Pledged Notes

6.    Pledge Agreement executed by Fruehauf International
      Limited in favor of Lender, together with the following Schedules attached thereto:

            Schedule I -- Pledged Stock
            Schedule II -- Pledged Notes

7.    Guarantee in favor of Lender executed by:

            a.    FGR, Inc.
            b.    Fruehauf Corporation
            c.    Maryland Shipbuilding & Drydock Company
            d.    The Mercer Co.
            e.    Fruehauf International Limited
            f.    Deutsche-Fruehauf Holding Corporation
            g.    Jacksonville Shipyards, Inc.
            h.    M.J. Holdings, Inc.

8. Trademark Security Agreement executed by Fruehauf in favor of Lender

9. Patent Collateral Assignment executed by Fruehauf in favor of Lender

10. Copyright Security Agreement executed by Fruehauf in favor of Lender

11. Guarantor General Security Agreement executed by each of the Subsidiaries named below in favor of Lender together with the following Schedules attached thereto:

      Schedule 4.1 -- Subsidiaries
      Schedule 4.3 -- Collateral Locations
      Schedule 4.4 -- Priority of Liens
      Schedule 4.6 -- Litigation
      Schedule 5.9 -- Indebtedness
      Schedule 5.10 -- Loans, Investments, Guaranties

            a.    FGR, Inc.
            b.    Fruehauf Corporation
            c.    Maryland Shipbuilding & Drydock Company
            d.    The Mercer Co.
            e.    Fruehauf International Limited
            f.    Deutsche-Fruehauf Holding Corporation
            g.    Jacksonville Shipyards, Inc.
            h.    M.J. Holdings, Inc.

12. Mortgages/Deeds of Trust by and between Fruehauf and
      Lender in favor of Lender for each of the properties
      at the locations listed on Annex 1 attached hereto

13. UCC-1 Financing Statements filed against Fruehauf in favor of Lender with the offices of the Secretaries of State and County Clerks (or equivalent) listed on Annex 2 attached hereto

14. UCC Fixture Filings filed against Fruehauf in favor of Lender with the offices of the County Clerks (or equivalent) listed on Annex 1 attached hereto

                                  Annex 1


Morgan County, Alabama
Morgan County, Alabama
Maricopa County, Arizona
Pulaski County, Arkansas
Fresno County, California
San Bernardino County, California }*
Yolo County, California
Denver County, Colorado
Dade County, Florida
DeKalb County, Georgia
Lee County, Iowa
Polk County, Iowa
Caddo Parish, Louisiana
Independent City of St. Louis
Yellowstone County, Montana
Hudson County, New Jersey }*
Bernalillo County, New Mexico
Davidson County, North Carolina
Mecklenberg County, North Carolina
Allen County, Ohio
Franklin County, Ohio
Pike County, Ohio
Multnomah County, Oregon
Allegheny County, Pennsylvania
Lackawanna County, Pennsylvania
Dauphin County, Pennsylvania }*
Philadelphia County, Pennsylvania
Spartanburg County, South Carolina
Shelby County, Tennessee
Bexar County, Texas
Dallas County, Texas
Harris County, Texas
Lubbock County, Texas }*
Tarrant County, Texas }*
Botetourt County, Virginia
Independent City of Richmond, Virginia
King County, Washington
Spokane County, Washington
Kanawha County, West Virginia


}     Mortgage/deed of trust was terminated, so one will
not be prepared for this property.

* Fixture filing was terminated, so one will not be prepared for this property.

                                  Annex 2


Alabama Secretary of State
Arizona Secretary of State
Arkansas Secretary of State
Pulaski County, Arkansas
California Secretary of State
Colorado Secretary of State
Florida Secretary of State
DeKalb County, Georgia
Fulton County, Georgia
Indiana Secretary of State
Iowa Secretary of State
Parish of Caddo, Louisiana
Parish of Bossier, Louisiana
Michigan Secretary of State
Minnesota Secretary of State
Missouri Secretary of State
Independent City of St. Louis, Missouri
St. Louis County, Missouri
Montana Secretary of State
Nebraska Secretary of State
New Jersey Secretary of State
New Mexico Secretary of State
North Carolina Secretary of State
Mecklenburg County, North Carolina
Ohio Secretary of State
Allen County, Ohio
Delaware County, Ohio
Fairfield County, Ohio
Franklin County, Ohio
Pike County, Ohio
Van Wert County, Ohio
Oklahoma County, Oklahoma
Oregon Secretary of State
Pennsylvania Secretary of State
Allegheny County, Pennsylvania
Dauphin County, Pennsylvania
Fayette County, Pennsylvania
Indiana County, Pennsylvania
Lackawanna County, Pennsylvania
Philadelphia County, Pennsylvania
South Carolina Secretary of State
Tennessee Secretary of State
Texas Secretary of State
Virginia Secretary of State
Independent City of Richmond, Virginia
Independent City of Roanoke, Virginia
Washington Department of Licensing
West Virginia Secretary of State
Wisconsin Secretary of State